UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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RED HAT, INC.

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The following blog by Paul Cormier was posted to Red Hat, Inc.’s website:

A monumental day for open source and Red Hat

Paul Cormier

Today is a banner day for open source. The largest software transaction in history and it’s an open source company. Let that sink in for a minute. We just made history.

The biggest part of the news is that the company that is bringing us into their fold is committed to keeping the things that have made us Red Hat and that have made us successful over the years, always thinking about the customer and supporting the community as the innovation platform for our success.

Open source is everywhere today, but that wasn’t always the case in enterprise IT. If you aren’t as familiar with its trajectory (or Red Hat’s), let me give you some background to understand why today’s announcement is monumental.

Red Hat was founded in 1993 and the first release of Red Hat Linux was on Oct. 31, 1994. That became known as the Halloween release, and Halloween remains a holiday that Red Hatters celebrate.

I joined Red Hat in May 2001. At that time, Red Hat Linux was sold in boxes at bookstores and retailers like CompUSA for $29.95 or freely downloadable on FTP sites - if you had sufficient bandwidth. Users of our products were the very early adopters within their companies, pushing the limits of what the technology could do while relying on the open communication of the blossoming Internet for both motivation and support. If a piece of hardware wasn’t supported, if a bug was found, if a security hole was uncovered; our users, often coding at night from their homes, were the first line of discovery and resolution. We were a community with a small group of early adopters coming together under the Red Hat brand. We still have a lot of those Red Hat Linux boxes around our offices and they serve as physical reminders of our commitment to open source and how far we, together, have come.

In the community, passion for Linux and open source was stronger than almost anything I’d ever experienced. But passion alone among open source enthusiasts would never have made Red Hat (or Linux) a player in enterprise software. So in 2002, we made a “bet the farm decision” to separate our commercial open source products from our continued investment in building open source projects. We moved away from our freely downloadable and boxed Red Hat Linux, replacing it with an enterprise subscription model and retaining the open source principles of freedom while creating a long-term sustainable business model. That release was Red Hat Linux Advanced Server. The following year, we rebranded it as Red Hat Enterprise Linux and the rest is history. There’s a lot of nuance in that, but the point is that Red Hat found a successful business model for Linux and open source, while further empowering our ability to invest and innovate in the Linux community through projects such as Fedora That’s still our model today (expanded greatly) and was one of many moves that we made to open source in the position that it is today.

Disrupting our original model paid off. After that, Red Hat was here to stay and we were moving beyond Linux into other areas of enterprise IT. 16 years later, Linux remains the innovation engine for the industry and Red Hat Enterprise Linux remains the foundation for the company’s now broad enterprise technology portfolio. It’s very notable that from the day we introduced Red Hat Enterprise Linux, our mission would be to bring open source to the enterprise. We did it for Linux; we did it for Java EE; we did it for OpenStack; we’re doing it for Ansible; we’re doing it for Kubernetes and many more open source projects.

And today, one of the largest enterprise players on the planet has agreed to take open source and Red Hat even further. By joining IBM, Red Hat can deliver even more open source innovation to customers at a larger scale.

Importantly, IBM has been a long time and great partner of ours, dating back to when they made a significant early investment in Linux and then became one of the first hardware platform partner to package and bring Red Hat Enterprise Linux to their customers. Since that time, IBM has continually demonstrated their prowess in building transformative enterprise IT solutions, frominfrastructure to applications and services, many of which are based on the foundation of open source. We look forward to accelerating these efforts with our combined companies and continuing to help power the innovation engine of open source.

From IBM’s first billion dollar investment in open source, to Red Hat’s contributions in open source communities and efforts to bring open source into the enterprise, and now, with IBM making a $34 billion investment in Red Hat and the open hybrid cloud—if there was ever any doubt that open source was here to stay, I think this announcement can officially put that argument to rest. And we’re just getting started.

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Important Additional Information and Where to Find It

In connection with the proposed merger, Red Hat, Inc. (the “Company”) intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other relevant materials (when available), and any and all documents filed by the Company with the SEC, may be obtained for free at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by the Company via the Company’s Investor Relations section of its website at www.redhat.com or by contacting Investor Relations by directing a request to the Company, Attention: Investor Relations, 100 East Davie Street, Raleigh, North Carolina 27601, or by calling (919) 754-3700.

Participants in the Merger Solicitation

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The Company, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed merger, and any interest they have in the proposed merger, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in the Company’s proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on June 25, 2018, and its Annual Report on Form 10-K for the fiscal year ended February 28, 2018, which was filed with the SEC on April 26, 2018. These documents may be obtained for free at the SEC’s website at www.sec.gov, and via the Company’s Investor Relations section of its website at www.redhat.com.

Cautionary Statement Regarding Forward-Looking Statements

This document may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the merger. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed merger and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the proposed merger or to make any filing or take other action required to consummate such merger in a timely matter or at all. The inclusion of such statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that: (1) the Company may be unable to obtain stockholder approval as required for the merger; (2) conditions to the closing of the merger, including obtaining required regulatory approvals, may not be satisfied or waived on a timely basis or otherwise; (3) a governmental entity or a regulatory body may prohibit, delay or refuse to grant approval for the consummation of the merger and may require conditions, limitations or restrictions in connection with such approvals that can adversely affect the anticipated benefits of the proposed merger or cause the parties to abandon the proposed merger; (4) the merger may involve unexpected costs, liabilities or delays; (5) the business of the Company may suffer as a result of uncertainty surrounding the merger or the potential adverse changes to business relationships resulting from the proposed merger; (6) legal proceedings may be initiated related to the merger and the outcome of any legal proceedings related to the merger may be adverse to the Company; (7) the Company may be adversely affected by other general industry, economic, business, and/or competitive factors; (8) there may be unforeseen events, changes or other circumstances that could give rise to the termination of the merger agreement or affect the ability to recognize benefits of the merger; (9) risks that the proposed merger may disrupt current plans and operations and present potential difficulties in employee retention as a result of the merger; (10) risks related to diverting management’s attention from the Company’s ongoing business operations; (11) there may be other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all which may affect the Company’s business and the price of the common stock of the Company; and (12) the risks described from time to time in the Company’s reports filed with the SEC under the heading “Risk Factors,” including the Annual Report on Form 10-K for the fiscal year ended February 28, 2018, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in other of the Company’s filings with the SEC. Such risks include, without limitation: the effects of competition in the businesses in which the Company operates; the Company’s ability to adapt to a rapidly changing industry and maintain strategic relationships with industry leading companies; and the impacts of security breaches and data loss and our vulnerability to technology infrastructure failures. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, credit rating or liquidity. These risks, as well as other risks associated with the proposed merger, will be more fully discussed in the proxy statement that will be filed with the SEC in connection with the proposed merger. There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.